FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On May 16, 2007, Telephone and Data Systems, Inc. ("TDS") received a letter from the staff of The American Stock Exchange ("AMEX") indicating that TDS is not in compliance with Sections 134 and 1101 of the AMEX Company Guide and its listing agreement as a result of TDS's failure to file its annual report on Form 10-K for the period ended March 31, 2007 on a timely basis.

        The AMEX letter requires TDS to submit a plan by May 30, 2007, advising the AMEX of any action it has taken, or will take, to file its Form 10-Q for the period ended March 31, 2007, and bring TDS into compliance with the AMEX Company Guide by no later than August 14, 2007. Upon acceptance of the plan by the AMEX, the listing of the Common Shares and Special Common Shares of TDS will continue pursuant to an extension. The AMEX letter states that if TDS is not in compliance with the listing standards by August 14, 2007, the AMEX will initiate delisting proceedings, as appropriate. Further, if TDS does not submit a plan or if its plan is not accepted by the AMEX, TDS may be subject to delisting proceedings. In either event, TDS may appeal if the AMEX staff makes a determination to initiate delisting proceedings in accordance with applicable AMEX rules. TDS has previously submitted a plan for compliance and received an extension from the AMEX to August 14, 2007. TDS will resubmit a plan to the AMEX by May 30, 2007 advising the AMEX of any action it has taken, or will take, to bring TDS into compliance with the AMEX Company Guide by no later than August 14, 2007.

        In the letter, the AMEX also noted that TDS will continue to be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the continued listing standards and ".LF" will be appended to TDS's trading symbols whenever such trading symbols are transmitted with a quotation or trade. Accordingly, TDS will trade as TDS.LF and TDS.S. will trade as TDS.S.LF. The website posting and indicator will remain in effect until TDS has regained compliance with all applicable continued listing standards.

        On May 18, 2007, TDS issued a press release disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1.

        In addition, TDS previously received a letter from the staff of The New York Stock Exchange ("NYSE") indicating that TDS was identified as a late filer as a result of its failure to file its annual report on Form 10-K for the year ended December 31, 2006 on a timely basis in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934. The letter also noted that TDS would be posted to the late filers list on the "Listing Standards" page on the NYSE website and ".LF" would be appended to TDS's trading symbols for its debt that is listed on the NYSE. The failure by TDS to file its quarterly report on Form 10-Q for the period ended March 31, 2007 on a timely basis also results in non-compliance under Section 13 or 15(d) of the Securities Exchange Act of 1934. Accordingly, TDA will continue to trade as TDA.LF and TDI will continue to trade as TDI.LF until TDS is current with all reporting requirements with the SEC.

        TDS intends to file its Forms 10-K for the year ended December 31, 2006 and its Form 10-Q for the period ended March 31, 2007 with the Securities and Exchange Commission ("SEC"), and to distribute its 2006 annual report to shareholders, as soon as possible. TDS expects to be current with all reporting requirements of the SEC and the listing requirements of the AMEX and NYSE when it file such Form 10-K and Form 10-Q and distributes such annual report to shareholders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: May 18, 2007

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated May 18, 2007
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement